Exhibit 10.27

MAKE-WHOLE AGREEMENT

This Make-Whole Agreement (this “Agreement”) is made and entered into by and between Messier 42 LLC, a Delaware limited liability company (the “Company”), and the persons listed on the signature pages hereto (the “Transferring Parties”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Transfer Agreement (as defined below).

WHEREAS, the Transferring Parties and AIAI Holdings Corporation (“AIAI”) have previously entered into a [Contribution Agreement/Agreement and Plan of Merger], dated as of January 23, 2026 (the “Transfer Agreement”) pursuant to which, among other things, AIAI agreed to issue shares of its Common Stock to the Contributors/Converting Holders identified in the Transfer Agreement (the “Share Recipients”);

WHEREAS, AIAI and the Transferring Parties have agreed to delete the provision in the Transfer Agreement that required AIAI to issue additional shares of Common Stock to the Share Recipients in the event that the Initial Offering Price in the Direct Listing was less than $20.00 per share of Common Stock; and

WHEREAS, the Company is the licensor of certain of its artificial intelligence technology to AIAI and the holder of shares of Common Stock and has determined that the existence such relationships is sufficient consideration for its agreement to enter into this Agreement and to perform its obligations hereunder.

NOW, THEREFORE, in consideration of foregoing premises, and the mutual promises made herein and the mutual benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

1. Make-Whole Payment. In the event that the per share volume-weighted average price per share of the Common Stock on Nasdaq for the five (5) consecutive trading days (the “Trading Period”) beginning on the 90th day following the commencement of the Direct Listing (the “Subsequent Trading Price”) is less than $20.00, the Company shall issue to the Share Recipients units of membership interest of the Company (the “Messier 42 Units”) based on the difference, if greater than zero, between (1) the dollar amount equal to the Acquisition Shares multiplied by $20.00 less (2) the dollar amount equal to the Acquisition Shares multiplied by the greater of $17.00 and the Subsequent Trading Price (the “Make-Whole Amount”). The number of Messier 42 Units issuable hereunder will be equal to the Make-Whole Amount divided by the then-applicable Value of the Messier 42 Units, with the actual number of Messier 42 Units issued to be agreed upon between the Company and the applicable Contributors/Converting Holders Representative no later than 105th day following the commencement of the Direct Listing (the “Determination Date”). The “Value” of the Messier 42 Units will be based the then-applicable third-party valuation of the Company. The Company shall allocate and register in its books and records the Messier 42 Units in the names of the Share Recipients in accordance with their pro rata portion of the Acquisition Shares.

2. Issuance of Messier 42 Units. The number of Messier 42 Units issuable hereunder will be based on the aggregate number of Acquisition Shares initially issued to the Share Recipients upon the closing of the transactions contemplated by the Transfer Agreement (the “Closing”) regardless of whether the applicable Share Recipient continues to own all of the Acquisition Shares it was issued at the Closing. The Messier 42 Units will be issued by the Company to the Share Recipients no later than 10 Business Days following Determination Date. The Messier 42 Units will be issued in one or more private transactions not requiring registration under the Securities Act of n1933, as amended.

3. Governing Documents. The Messier 42 Units will be issued under and subject to the rights and obligations set forth in the Company’s Third Amended and Restated Limited Liability Company Agreement in effect as of the date hereof (the “Company Agreement”). The Company hereby agrees not to amend the terms of the Company without the prior written consent of the Contributors/Contributing Holders Representative.

4. Termination. This Agreement may be terminated by the Company upon written notice to the Contributors/Converting Holders Representative if the Subsequent Trading Price is equal to or greater than $20.00 following the Trading Period.

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5. Assignment, Successors and Assigns. Notwithstanding anything contained herein or in the Transfer Agreement to the contrary, no party hereto may transfer, assign and/or delegate, in whole or in part, any of the rights or obligations under this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties and their respective successors and permitted successors, assigns, heirs, trustees and administrators.

6. Governing Law; Venue; Jury Trial Waiver. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without regard to its conflicts of law principles. The parties hereby agree that any legal action or proceeding arising out of or relating to Agreement shall be brought in any U.S. federal or Delaware state court sitting in the State of Delaware, and, by execution and delivery hereof, the parties hereto accept and consent for themselves and in respect of their property, generally and unconditionally, to the jurisdiction of the aforesaid courts and agree that such jurisdiction shall be exclusive, unless waived in writing by the Company and the Contributors/Converting Holders Representative. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS OPERATIONAL SIDE LETTER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

7. Counterparts. The parties may execute this Agreement in one or more counterparts, each of such counterparts will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, electronic mail, or other means of electronic transmission (including pdf or any electronic signature complying with the United States Federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Agreement by the parties. Signatures of the parties transmitted by facsimile, electronic mail, or other means of electronic transmission (including pdf or any electronic signature complying with the United States Federal ESIGN Act of 2000, e.g., www.docusign.com) will be deemed original signatures for all purposes.

8. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9. Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and, if made to the Transferring Parties, shall be made in accordance with the terms of the Transfer Agreement and, if made to the Company, shall be made as follows:

Messier 42 LLC

17304 Preston Road, Suite 520

Dallas, Texas 75252

Attention: John P. Rochon, Chairman

Email: jr@richmont.net

10. Amendments; Waivers. This Agreement may only be amended in a writing signed by both the Company and the Contributors/Contributing Holders Representative, and this Agreement and the provisions hereof may only be waived in a writing signed by the waiving party.

11. Entire Agreement. This Agreement, together with the Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and the other Transaction Documents, the terms of this Agreement shall prevail.

12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:

Messier 42 LLC

By:
Name:	John P. Rochon
Title:	Chairman

TRANSFERRING PARTIES:

[TO COME]

AGREED TO AND ACCEPTED BY:

AIAI Holdings Corporation

By:
Name:	Todd Furniss
Title:	Chief Executive Officer

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